OFFSHORE LOGISTICS, INC.,

AS ISSUER,

AND

EACH OF THE GUARANTORS NAMED ON THE SIGNATURE PAGE HERETO

AND

THE U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 16, 2005

TO

INDENTURE DATED AS OF JUNE 20, 2003

SUPPLEMENTAL INDENTURE

        This Supplemental Indenture is made as of August 16, 2005 (this “Supplemental Indenture”), among Offshore Logistics, Inc., a Delaware corporation (the “Company”), the guarantors listed on the signature page hereto (each, a “Guarantor” and, collectively, the “Guarantors”) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”). All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Original Indenture (as defined below).

W I T N E S S E T H:

        WHEREAS, the Company, the Guarantors and the Trustee are parties to an Indenture, dated as of June 20, 2003 (the “Original Indenture”), relating to the 6 1/8% Senior Notes due 2013 (the “Notes”);

        WHEREAS, covenants set forth in Section 4.03 of the Original Indenture require the Company, among other things, to file with the SEC within the time periods specified in the Exchange Act and, within 15 days of filing the same with the SEC, to furnish to the Trustee and the Holders of the Notes, all quarterly and annual financial and other information with respect to the Company that are required to be contained in a filing with the SEC on Forms 10-Q and 10-K and, with respect to the annual information only, a report thereon by the Company’s certified public accountants;

        WHEREAS, Section 9.02 of the Original Indenture provides that, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, the Company, the Guarantors and the Trustee may amend or supplement the Original Indenture, subject to certain exceptions;

        WHEREAS, the Company has failed to timely file with the SEC, and furnish the Trustee and the Holders of the Notes with, the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2005, the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2005 and related certificates and statements;

        WHEREAS, the Company has received from the Holders of a majority in principal amount of the outstanding Notes consents to the waiver of (i) any failure on the part of the Company and the Guarantors to observe or perform their obligations under Section 4.03 of the Original Indenture, and any other Defaults or Events of Default (each as defined in the Original Indenture) related to the provision of reports, certificates and other financial information to the SEC, the Trustee and the Holders, (ii) any failure on the part of the Company to observe or perform its obligations under Section 4.04 of the Original Indenture, and any other Defaults or Events of Default related to the delivery of certificates, statements and other information to the Trustee or any other person by the Company or the Guarantors regarding compliance with the Original Indenture or regarding any failure to provide such certificates, statements and other financial information and (iii) any Defaults or Events of Default related to defaults under any mortgage, indenture or instrument for borrowed money arising from the failure to provide financial information and related cross-default provisions during the period beginning on June 14, 2005 and ending on the date hereof;

        WHEREAS, the Holders of a majority in principal amount of the outstanding Notes have consented to amendments to the Original Indenture to provide the Company until the Extension Expiration Date (as defined below) to comply with the financial reporting covenants and the related certificate and statement delivery covenants in the Original Indenture;

        WHEREAS, the Company has determined that this Supplemental Indenture complies with Section 9.02 of the Original Indenture;

        WHEREAS, all action on the part of the Company necessary to authorize its execution, delivery and performance of the Supplemental Indenture has been duly taken; and

        NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Notes, as follows:

1.     Amendment to Indenture. (a) The Company, the Guarantors and the Trustee hereby acknowledge and agree that the following provision shall be added to the end of Section 1.01 of the Original Indenture:

“Extension Expiration Date” means (i) November 15, 2005, if the Company does not pay on or before the third business day following such date a fee of $2.50 per $1,000 principal amount of Notes in respect of which a consent has been delivered (the “First Additional Fee”) to each Holder who has delivered (and has not revoked) a valid consent in respect of the Notes by the expiration date of the solicitation of consents by the Company pursuant to the Consent Solicitation Statement dated July 26, 2005, as supplemented by the Supplement to Consent Solicitation Statement dated August 9, 2005 and the Second Supplement to Consent Solicitation Statement dated August 11, 2005 (the “Consent Solicitation Statement”), (ii) December 15, 2005, if the Company pays on or before the third business day following November 15, 2005, the First Additional Fee to each Holder who has delivered (and has not revoked) a valid consent in respect of the Notes by the expiration date of the solicitation of consents by the Company pursuant to the Consent Solicitation Statement but does not pay the Second Additional Fee (as hereafter defined) on or before the third business day following December 15, 2005 or (iii) January 16, 2006, if the Company pays the First Additional Fee on or before the third business day following November 15, 2005 and pays on or before the third business day following December 15, 2005 an additional fee of $2.50 per $1,000 principal amount of Notes in respect of which a consent has been delivered (the “Second Additional Fee”) to each Holder who has delivered (and has not revoked) a valid consent in respect of the Notes by the expiration date of the solicitation of consents by the Company pursuant to the Consent Solicitation Statement.

(b) The Company, the Guarantors and the Trustee hereby acknowledge and agree that the following provision shall be added to the end of Section 4.03(a) of the Original Indenture:

“Notwithstanding the foregoing, until the Extension Expiration Date, the Company and the Guarantors shall not be required to furnish, file or otherwise make available financial reports, certificates, information, documents or statements that the Company would otherwise have been required to furnish, file or otherwise make available to the SEC, the Trustee, the Holders or any other person pursuant to this Section 4.03 on any date prior to the Extension Expiration Date.”

(c) The Company, the Guarantors and the Trustee hereby acknowledge and agree that the following provision shall be added to the end of Section 4.04(a) of the Original Indenture:

“; provided, however, that, until the Extension Expiration Date, the Company shall not be required to deliver such Officers’ Certificate pursuant to this Section 4.04(a) on any date prior to the Extension Expiration Date.”

(d) The Company, the Guarantors and the Trustee hereby acknowledge and agree that the following provision shall be added to the end of Section 4.04(b) of the Original Indenture:

“; provided, however, that, until the Extension Expiration Date, such year-end financial statements shall not be required to be accompanied by such written statement pursuant to this Section 4.04(b) on any date prior to the Extension Expiration Date.”

(e) The Company, the Guarantors and the Trustee hereby acknowledge and agree that the following provision shall be added to the end of Section 6.01 of the Original Indenture:

      “; and

(j) the Company and the Guarantors fail to (i) furnish, file or otherwise make available financial reports, certificates, information, documents or statements required by Section 4.03 on or before the Extension Expiration Date, (ii) deliver the Officer’s Certificate required by Section 4.04(a) on or before the Extension Expiration Date or (iii) deliver the written statement required by Section 4.04(b) on or before the Extension Expiration Date.”

2.     Incorporation of Indenture. All the provisions of this Supplemental Indenture shall be deemed incorporated in, and made a part of, the Original Indenture; and the Original Indenture, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Original Indenture shall be bound hereby. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.

3.     Headings and Recitals. The headings of the Sections of this Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

4.     Counterparts. This Supplemental Indenture may be executed in any number of counterparts, and by different parties hereto on separate counterparts, each of which, when so executed and delivered shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

5.     Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

6.     Successors. All covenants and agreements in this Supplemental Indenture by the Company shall be binding upon and accrue to the benefit of its successors. All covenants and agreements in this Supplemental Indenture by the Trustee shall be binding upon and accrue to the benefit of its successors.

7.     Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.     Benefits of Supplement. Nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

9.     Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(Signature Pages Follow)

        IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Supplemental Indenture, as of the date first above written.

OFFSHORE LOGISTICS, INC.

By:/s/ Brian C. Voegele
Name: Brian C. Voegele
Title: Senior Vice President and Chief Financial Officer

AIR LOGISTICS, L.L.C.

By:/s/ Brian C. Voegele
Name: Brian C. Voegele
Title: Managing Member

AIR LOGISTICS OF ALASKA, INC.
GRASSO CORPORATION
GRASSO PRODUCTION MANAGEMENT, INC.
MEDIC SYSTEMS, INC.
AIRLOG INTERNATIONAL LTD.

By:/s/ Brian C. Voegele
Name: Brian C. Voegele
Title: Secretary

U.S. BANK NATIONAL ASSOCIATION, as TRUSTEE

By:/s/ Susan C. Merker
Name: Susan C. Merker
Title: Vice President